DM3\9663100.9 LOAN AND SECURITY AGREEMENT AMONG SAI COMPUTING LLC, as Borrower APPLIED DIGITAL CORPORATION, as Guarantor B. RILEY COMMERCIAL CAPITAL, LLC, as a Lender B. RILEY SECURITIES, INC., as a Lender AND B. RILEY COMMERCIAL CAPITAL, LLC, as Collateral Agent ** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

TABLE OF CONTENTS

			Page
1.	**RECITALS**		**1**
2.	**DEFINITIONS**		**1**
	2.1	Defined Terms	1
	2.2	Singular and Plural Terms	4
	2.3	Accounting Principles	4
	2.4	References and Other Terms	4
3.	**THE LOAN**		**4**
	3.1	Commitment and Loan Advances; Borrowing; Prepayments	4
	3.2	Loan Advances Evidenced by the Note	5
	3.3	Calculation of Interest	5
	3.4	Payments of Interest	5
	3.5	Default Rate	5
	3.6	Late Charge	5
	3.7	Fees	5
	3.8	Payments to Lender; Application of Payments	6
4.	**CLOSING DOCUMENTS, CONDITIONS PRECEDENT**		**6**
	4.1	Loan Documents	7
	4.2	Searches	7
	4.3	Opinion of Counsel	7
	4.4	Organizational Documents	7
	4.5	Conditions Precedent in General	7
	4.6	Additional Documents	8
	4.7	Security Interest	8
	4.8	Rights and Remedies of a Secured Party	8
	4.9	Further Actions	8
	4.10	Preservation of Rights Against Third Parties; Preservation of Collateral in Lender's Possession	8
	4.11	Appointment of Collateral Agent	9
	4.12	Post-Closing Covenant.	9
5.	**REPRESENTATIONS AND WARRANTIES**		**9**
	5.1	Formation, Qualification and Compliance	9
	5.2	Execution and Performance of Loan Documents	9
	5.3	Title; Priority	10
	5.4	Validity and Enforceability of Documents	10
	5.5	Solvency	10
	5.6	Financial Statements	10
	5.7	No Material Adverse Change	11
	5.8	Litigation	11
	5.9	Name and Principal Place of Business	11
	5.10	Financing Statements	11

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ii 5.11  Use of Loan Proceeds ....................................................................................................... 11  6. COVENANTS .............................................................................................................................. 11  6.1  Incurrence of Additional Debt .......................................................................................... 11  6.2  Liens ................................................................................................................................. 11  6.3  Transactions with Affiliates .............................................................................................. 11  6.4  Financial Statements; Reports ........................................................................................... 12  6.5  Affirmation of Representations and Warranties ............................................................... 12  6.6  Title; Authorization to File Financing Statements ............................................................ 12  6.7  Performance of Obligations; Notice of Default ................................................................ 12  6.8  OFAC ................................................................................................................................ 12  6.9  Loan Expenses .................................................................................................................. 12  6.10  Notice of Certain Matters ................................................................................................. 13  6.11  Additional Reports and Information ................................................................................. 13  6.12  Further Assurances ........................................................................................................... 13  6.13  Amendment of Organizational Documents ...................................................................... 13  6.14  Limitations on Additional Debt; Other Prohibited Transactions ...................................... 14  7. EVENTS OF DEFAULT ............................................................................................................. 14  8. REMEDIES .................................................................................................................................. 16  8.1  Remedies ........................................................................................................................... 16  8.2  Cumulative Remedies, No Waiver ................................................................................... 16  9. MISCELLANEOUS .................................................................................................................... 16  9.1  Additional Indebtedness ................................................................................................... 16  9.2  Additional Acts ................................................................................................................. 16  9.3  Loan Agreement Governs ................................................................................................. 16  9.4  Additional Advances ......................................................................................................... 16  9.5  Amendment; Waiver; Approval ........................................................................................ 17  9.6  Notice ................................................................................................................................ 17  9.7  Benefit; Assignment ......................................................................................................... 18  9.8  Governing Law ................................................................................................................. 18  9.9  Expenses and Indemnity ................................................................................................... 18  9.10  Headings ........................................................................................................................... 20  9.11  No Partnership or Joint Venture ....................................................................................... 20  9.12  Time is of the Essence ...................................................................................................... 20  9.13  Invalid Provisions ............................................................................................................. 20  9.14  Acts by Lender and Collateral Agent ................................................................................ 20  9.15  Binding Provisions ............................................................................................................ 20  9.16  Counterparts ...................................................................................................................... 20  9.17  No Third Party Beneficiary ............................................................................................... 20  9.18  Publicity ............................................................................................................................ 20  9.19  Joint and Several Obligations ........................................................................................... 20  9.20  JURISDICTION AND VENUE ..................................................................................... 20  9.21  JURY WAIVER .............................................................................................................. 21

10. GUARANTY 21

10.1 Guaranty 21
10.2 Right of Contribution 22
10.3 No Subrogation 22
10.4 Amendments, etc. with respect to the Obligations 22
10.5 Waivers 23
10.6 Payments 23

11. REINSTATEMENT 23

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DM3\9663100.9 LOAN AND SECURITY AGREEMENT THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is dated as of May 23, 2023, by and among Sai Computing LLC, a Delaware limited liability company (“Borrower”), Applied Digital Corporation, a Nevada corporation (“Guarantor”), B. Riley Commercial Capital, LLC and its successors and assigns (“BRS”), B. Riley Securities, Inc. and its successors and assigns (“BRS”; and BRS, together with BRCC, individually and collectively in their respective capacity as a lender hereunder, “Lender”) and BRCC in its capacity as collateral agent and its successors and assigns (“Collateral Agent”). 1. RECITALS. 1.1 Borrower has requested that Lender make one or more term loans to Borrower in the aggregate maximum principal amount of up to FIFTY MILLION AND NO. / 100 DOLLARS ($50,000,000.00) (the “Maximum Amount”) or so much thereof as may be advanced from time to time in accordance with the terms hereof, the proceeds of which shall be used by Borrower to purchase the Collateral and for general corporate purposes and working capital for Borrower. Lender has agreed to provide the Loan to Borrower subject to the terms and conditions set forth herein. 1.2 In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows: 2. DEFINITIONS. 2.1 Defined Terms. All capitalized terms used in this Agreement and not otherwise defined in this Agreement or in the Note shall have the following meanings: “Affiliate” shall mean, with respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, (i) such Person or (ii) any general partner, manager or managing member of such Person; (b) any other Person 50% or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner, manager or managing member of such Person, and (c) any general partner, limited partner or member of (i) such Person or (ii) any general partner or managing member of such Person. As used in the previous sentence, “control” means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, family relationship or otherwise. “Applicable Laws” shall mean all laws, statutes, ordinances, codes, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to Borrower and/or the Collateral. “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute. “Business Day” shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business. “Closing Date” shall mean the date on which all of the conditions set forth in Section 4 hereof have been satisfied in the sole discretion of Lender. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2 “Collateral” shall mean, collectively, “Debt” shall mean with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under any capital lease of real or personal property, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business or consistent with past practice), (e) all indebtedness secured by a Lien on the property of such Person, and (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person. “Default Rate” shall mean the Loan Rate plus five percent (5%) per annum. “Event of Default” shall have the meaning set forth in Section 8 hereof. “Governmental Agency” shall mean any governmental or quasi-governmental agency, board, bureau, commission, department, court, administrative tribunal or other instrumentality or authority, and any public utility. “Liens” shall mean with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise. “Loan” shall mean the term loan(s) from Lender to Borrower in an aggregate principal amount not to exceed the Maximum Amount on the terms set forth in this Agreement and the Loan Note. “Loan Advance” shall mean a disbursement of all or any portion of the Loan. “Loan Commitment” means, as of the Closing Date, as applicable, (a) with respect to BRCC, Thirty-Three Million Five Hundred Thousand Dollars ($33,500,000.00) and (b) with respect to BRS, Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00). ** **

3 “Loan Documents” shall mean this Agreement, the Loan Notes, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments, restatements, supplements and modifications thereof. “Loan Expenses” shall mean, collectively, the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the making, administration, negotiation, documentation, extension or any other aspect of the Loan, including, without limitation, Lender’s attorneys’ fees and costs in connection with the negotiation and documentation of the Loan, all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents. “Loan Note” shall mean each Loan Note evidencing the Loan made to Borrower payable to the order of the applicable Lender in such Lender’s Loan Commitment, as the same may be amended, restated, modified or supplemented and in effect from time to time. “Loan Rate” shall mean 9.00% per annum, payable monthly in arrears. “Maturity Date” shall mean May 23, 2025. “Maximum Amount” shall have the meaning set forth in the Recitals hereof. “Notice of Borrowing” shall have the meaning set forth in Section 3.1 hereof. “Obligations” means all amounts owing by the Borrower and Guarantor to the Lender and Collateral Agent pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to the Loan, including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Collateral, reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Lender or the Collateral Agent incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder. “Permitted Liens” shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings, (b) Liens arising in the ordinary course of business, and (c) Liens arising under the Loan Documents. “Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity. “Pro Rata Share” means, with respect to any Lender, as of the date of determination, the applicable percentage (as adjusted from time to time in accordance with the terms hereof, including as a result of an assignment) obtained by dividing (a) such Lender’s Loan Commitment (or if such Loan Commitment has been terminated, the outstanding principal amount of the Loan funded by such Lender), by (b) the aggregate amount of the Loan Commitments (or if such Loan Commitments have been terminated, the aggregate outstanding principal amount of the Loan). **

4 “Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates. “UCC” shall mean the Uniform Commercial Code as in effect in the State of Delaware on the date of this Agreement and as amended from time to time. “Unmatured Default” shall mean an event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default. 2.2 Singular and Plural Terms. The meaning of defined terms are equally applicable to the singular and plural forms of the defined terms. 2.3 Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, tax accounting principles applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender. 2.4 References and Other Terms. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.” 3. THE LOAN. 3.1 Commitment and Loan Advances; Borrowing; Prepayments. (a) Commitment. Subject to the terms and conditions of this Agreement, on the Closing Date, (i) BRCC, in its capacity as a Lender, agrees to make an initial Loan Advance to Borrower in the principal amount of TWENTY MILLION AND No/100 Dollars ($20,000,000.00) and (ii) BRS, in its capacity as a Lender, agrees to make an initial Loan Advance to Borrower in the principal amount of SIXTEEN MILLION FIVE HUNDRED THOUSAND AND No/100 Dollars ($16,500,000.00). Borrower, by executing this Agreement, hereby requests each such Loan Advance on the Closing Date. Following the Closing Date, additional Loan Advances made by BRCC, in its capacity as a Lender, shall be at such Lender’s sole discretion, up to an aggregate principal amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND AND No/100 Dollars ($13,500,000.00). In no event shall the Loans made hereunder exceed the Maximum Amount or such Lender’s Loan Commitment. Amounts borrowed and repaid may not be re-borrowed. (b) Loan Advances. Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit A or telephonic notice (followed immediately by a Notice of Borrowing) to Lender of each Loan Advance not later than five (5) Business Days prior to the proposed Loan Advance date. Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date and the amount thereof. Each borrowing shall be on a Business Day. There shall me no more than four (4) Loan Advances hereunder.

5 (c) Voluntary Prepayments. Subject to Section 3.7 hereof, Borrower may from time to time prepay the Loan in advance in whole or in part; provided that Borrower shall give Lender notice thereof, not later than 11:00 am New York time, on the date of such prepayment, specifying the date and amount of such prepayment. (d) Mandatory Prepayments. Unless sooner paid in full, the outstanding principal balance of the Loan shall be paid in full on the Maturity Date. Notwithstanding the foregoing, Borrower shall be required to prepay the outstanding principal balance, together with any accrued interest and fees, of the Loan upon the sale of transfer of any Collateral (each a “Mandatory Prepayment”). All repayments of principal shall be subject to Section 3.7 and Section 3.8 hereof. 3.2 Loan Advances Evidenced by the Note. All Loan Advances hereunder shall be evidenced by a Loan Note, substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement and amended in accordance with any additional Loan Advances made hereunder. 3.3 Calculation of Interest. Borrower promises to pay interest on the unpaid principal amount of the Loan for the period commencing on the date of the Loan Advance until such Loan is paid in full at the Loan Rate; provided, if at any time an uncured Event of Default exists, the interest rate applicable to the Loan shall be increased to the Default Rate. In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under Applicable Law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law. 3.4 Payments of Interest. Unless sooner paid in full, the outstanding principal balance of the Loan shall be paid in full on the Maturity Date. Beginning on July 1, 2023, and continuing on the first day of each month until all amounts under the Loan are paid in full, Borrower shall make monthly payments of accrued interest at the Loan Rate. 3.5 Default Rate. Upon the occurrence of an uncured Event of Default under this Agreement or any of the other Loan Documents, after the Maturity Date or following the acceleration of the maturity of the Loan, Lender may, if permitted under Applicable Law, do one or both of the following: (a) increase the rate of interest on the outstanding principal balance of the Loan and any other amounts then owing by Borrower to Lender to the Default Rate until paid in full and (b) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid in full at the Default Rate. Neither the Loan Rate nor the Default Rate shall exceed the maximum rate permitted by Applicable Law under any circumstance. Interest accruing at the Default Rate shall be payable upon demand. 3.6 Late Charge. If any payment under this Agreement or any other Loan Document remains unpaid on the tenth (10th) day after the date said amount was due and payable, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” equal to five percent (5.0%) of the amount of that payment, provided that no late charge shall apply to the final payment of principal on the Maturity Date or upon acceleration. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender. 3.7 Fees. (a) Borrower shall pay to Lender, for Lender’s sole account in immediately available funds: (i) upon the first repayment of principal of the Loan, on such date of repayment an exit fee in amount equal to 2.0% of the Maximum Amount; and

6 (ii) on the Closing Date and the date of each subsequent Loan Advance, any Loan Expenses then due and owing. (b) In addition to the foregoing, commencing on September 30, 2023 and thereafter on the last Business Day of each successive calendar quarter, Borrower shall pay to Lender on such date, for Lender’s sole account in immediately available funds, a fee in the amount equal to 3.0% of the aggregate principal amount of the Loan outstanding on such date. 3.8 Payments to Lender; Application of Payments. (a) Subject to paragraph (b) below, payments of interest (whether at the Default Rate or otherwise), principal, late charges under Section 3.6, fees under Section 3.7 and any other Obligations owing to a Lender shall be paid by Borrower to such Lender based on such Lender’s Pro Rata Share of such payment. Lender agrees that any payment it receives is subject to paragraph (b) below, and Lender shall apply payments received in the order set forth below. Any payment made by Borrower to Lender that is subsequently turned over by Lender for allocation in accordance with paragraph (b) below shall not constitute a payment of the Obligations owing to such Lender unless such payment is in fact actually applied to the Obligations of Lender under paragraph (b) below. (b) Notwithstanding anything to the contrary set forth herein, Collateral Agent and Lender agree to apply all or any part of any payment in respect of the Obligations and proceeds of Collateral, in each case as received by Lender or Collateral Agent, in the following order: (i) first, to the payment of all fees, costs, expenses and indemnities due and owing to the Collateral Agent under this Agreement or any other Loan Document and any other Obligations owing to Collateral Agent in respect of sums advanced by Collateral Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral, until paid in full; (ii) second, to the payment of all fees, costs, expenses and indemnities due and owing to Lender in respect of outstanding Loans and Loan Commitments, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full; (iii) third, to the payment of all accrued and unpaid interest due and owing to Lender in respect of the outstanding Loans, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full; (iv) fourth, to the payment of principal on the Loan due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full; (v) fifth, to the payment of all other Obligations owing to each Lender, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full; and (vi) sixth, to the Borrower or as any applicable Governmental Authority may direct. 4. CLOSING DOCUMENTS, CONDITIONS PRECEDENT AND SECURITY INTEREST. Prior to the making of any Loan Advance, Borrower and Guarantor shall execute and/or deliver to Lender those of the following documents and other items reasonably required to be executed and/or delivered by Borrower or Guarantor, and shall cause to be executed and/or delivered to Lender those of the following documents and other items reasonably required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be reasonably required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender:

7 4.1 Loan Documents. This Agreement, each Loan Note, and each other Loan Document. 4.2 Searches. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and Guarantor and disclosing no matters objectionable to Lender. Borrower agrees that Lender shall file, on the Closing Date, UCC-1 financing statements suitable for the perfection of the security interests granted by Borrower in the Collateral hereunder. 4.3 Opinion of Counsel. Opinion letter from legal counsel for Borrower and Guarantor (which counsel must be approved by Lender with respect to the issuance of such opinion) opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect and enforceability of the Loan Documents, to the perfection of the security interests provided to Collateral Agent, on behalf of Lender, in the Collateral, and to such other matters as Lender and its counsel shall reasonably require. 4.4 Organizational Documents. A certified copy (certified, where applicable, by the state office in which such documents were filed, and in all other cases by an appropriate representative of the entity) of: (a) (i) The Certificate of Formation of Borrower; (ii) the Limited Liability Company Agreement of Borrower; (iii) a Good Standing Certificate for Borrower from the Secretaries of State of each of Delaware and Texas, reflecting that Borrower is in good standing in such States; (iv) resolutions of Borrower authorizing the execution and delivery of the documents evidencing and securing the Loan, certified by an appropriate representative of Borrower; and (v) an incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents of Borrower, certified by the appropriate representative of Borrower. (b) (i) The Certificate of Incorporation of Guarantor; (ii) the Bylaws of Guarantor; (iii) a Good Standing Certificate for Guarantor from the Secretary of State of Nevada reflecting that Guarantor is in good standing in such State; (iv) resolutions of Guarantor authorizing the execution and delivery of this Agreement and the other Loan Documents to which Guarantor is a party, certified by an appropriate representative of Guarantor; and (v) an incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents of Guarantor, certified by the appropriate representative of Guarantor. 4.5 Conditions Precedent in General. In addition to the other conditions set forth herein, the obligation of Lender to make any Loan Advance shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrower to Lender, including without limitation the Loan Expenses, and to satisfaction of all of the following conditions: (a) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement; (b) Borrower and Guarantor each shall have performed, or Lender shall have waived, all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement; (c) Borrower shall have provided to Lender evidence of insurance on the Collateral, with the Lender named as additional insured, in form and substance satisfactory to Lender; **

8 (d) There shall be no material adverse change in the business prospects or financial condition of Borrower or Guarantor as reasonably determined by Lender; (e) No Event of Default shall have occurred that has not been waived in writing by Lender, and no Unmatured Default shall then exist; (f) No litigation or proceedings are pending (including proceedings under Title 11 of the United States Code) against Borrower or Guarantor, which litigation or proceedings, in the reasonable judgment of Lender, would adversely affect Borrower’s or Guarantor’s ability to perform its respective obligations under the Loan Documents. 4.6 Additional Documents. Such other agreements, certificates and documents regarding Borrower as Lender or Collateral Agent may reasonably require. 4.7 Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms of this Agreement, the Loan Note and the other Loan Documents and the full and timely payment and performance of all of the obligations of Borrower under this Agreement, the Loan Note and the other Loan Documents, including the Obligations, Borrower hereby grants to Collateral Agent, for the benefit of Lender and the Collateral Agent, a continued enforceable perfected, first priority security interest in the Collateral as is now owned or acquired after the date of this Agreement by Borrower, and agrees that, upon filing of all applicable UCC-1 financing statements with the appropriate offices, Collateral Agent, for the benefit of Lender and the Collateral Agent, shall have a perfected security interest in and to such Collateral. Borrower hereby ratifies any and all financing statements and amendments to financing statements evidencing Collateral Agent’s security interest in the Collateral filed prior to the date hereof. 4.8 Rights and Remedies of a Secured Party. In addition to all rights and remedies given to Collateral Agent and Lender pursuant to this Agreement, the Loan Note, and the other Loan Documents, Collateral Agent and Lender shall have all of the rights and remedies of a secured party under the UCC. Borrower, Collateral Agent and Lender each agree that this Agreement shall constitute a Security Agreement within the meaning of the UCC, Borrower being the debtor and Collateral Agent being the secured party. Upon the occurrence of any Event of Default, and promptly following demand by Collateral Agent, Borrower shall assemble the Collateral and make it available to Collateral Agent or a Lender, as directed by Collateral Agent. The right of Collateral Agent under this paragraph to have the Collateral assembled and made available to it may, at Collateral Agent’s election and at Borrower’s expense, be enforced by an action in equity for injunctive relief or specific performance. It is understood and agreed by Borrower that neither Collateral Agent nor Lender shall have any liability whatsoever under this Agreement except for its own gross negligence or willful misconduct as determined by a court of competent authority in a final, non- appealable order. 4.9 Further Actions. Borrower shall at any time and from time to time, take such commercially reasonable steps as Collateral Agent may request (i) to cause any bailee having possession of any of the Collateral to provide to Collateral Agent a written acknowledgement of Collateral Agent’s security interest in such Collateral, in form and substance satisfactory to Collateral Agent and (ii) otherwise to ensure the continued perfection and first priority security interest and Lien of Collateral Agent in any of the Collateral and of the preservation of its rights therein. 4.10 Preservation of Rights Against Third Parties; Preservation of Collateral in Lender's Possession. Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Collateral against third parties. Collateral Agent’s duty of care with respect to Collateral in its possession (as imposed by law) will be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises

9 reasonable care in the selection of the bailee or third person, and Collateral Agent need not otherwise preserve, protect, insure or care for such Collateral. Collateral Agent shall not be obligated to preserve rights that Borrower may have against prior parties, to liquidate the Collateral at all or in any particular manner or order or apply the Proceeds of the Collateral in any particular order of application. Collateral Agent has no obligation to clean up or prepare Collateral for sale. If notice to Borrower of any intended disposition of Collateral or any other intended action is required by applicable law in a particular situation, such notice will be deemed commercially reasonable if given in the manner specified in this Agreement at least ten (10) calendar days before the date of intended disposition or other action. 4.11 Appointment of Collateral Agent. Lender hereby appoints BRCC, and BRCC hereby accepts such appointment, as Collateral Agent hereunder and under the Loan Documents subject to the terms and conditions set forth on Exhibit C hereto. Borrower and Guarantor acknowledges and agrees to the terms and conditions set forth on Exhibit C hereto. 4.12 Post-Closing Covenant. On or before the date that is the earlier of (a) the date that the Equipment is delivered to its colocation site and (b) twenty (20) days following the Closing Date (or such later date agreed to in writing by Lender), the Borrower shall deliver to Collateral Agent a duly executed acknowledgement and waiver with respect to such colocation site, in form and substance satisfactory to Collateral Agent. 5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender and Collateral Agent to execute this Agreement and to induce Lender to make the Loan, Borrower and Guarantor each represents and warrants to Lender and Collateral Agent as of the date of the first Loan Advance and as of the date of each subsequent Loan Advance as follows: 5.1 Formation, Qualification and Compliance. Borrower is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each of the jurisdictions in which it conducts business except to the extent that failure to do so would not result in a material adverse effect to the Borrower’s business. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct business in each of the jurisdictions in which it conducts business except to the extent that failure to do so would not result in a material adverse effect to the Guarantor’s business. Borrower and Guarantor has full power and authority to conduct its business as presently conducted, to enter into this Agreement, the other Loan Documents to which it is a party and to perform all of its duties and obligations under this Agreement and such other Loan Documents. Such execution and performance have been duly authorized pursuant to the Certificate of Incorporation and Bylaws of Guarantor and by the Certificate of Formation and Limited Liability Company Agreement of Borrower. 5.2 Execution and Performance of Loan Documents. (a) Borrower and Guarantor has all requisite authority to execute, deliver, and perform their respective obligations under the Loan Documents. (b) The execution and delivery by Borrower and Guarantor and the performance by Borrower and Guarantor of their respective obligations under each Loan Document to which it is a party have been authorized by all necessary action and do not and will not: (i) require any consent or approval not heretofore obtained of any Person; (ii) violate any provision of, or require any consent or approval not heretofore obtained under, any governing document applicable to Borrower or Guarantor;

10 (iii) result in or require the creation of any lien, claim, charge or other right of others of any kind (other than under or as provided for in the Loan Documents) on or with respect to any property now or hereafter owned or leased by Borrower or Guarantor; (iv) violate any provision of any Applicable Law presently in effect; or (v) constitute a breach or default under, or permit the acceleration of obligations owed under, any contract, loan agreement, lease or other agreement or document to which Borrower or the Guarantor is a party or by which Borrower or the Guarantor or any of their respective property is bound. (c) Borrower is not in default under any material contract, lease or other agreement or document to which it is a party. (d) No approval, license, exemption or other authorization from, or filing, registration or qualification with, any Governmental Agency is required in connection with: (i) the execution by Borrower or Guarantor of, and the performance by Borrower or Guarantor of their respective obligations under, the Loan Documents; and (ii) the creation of the liens described in the Loan Documents other than the recording of recordable documents and filing the financing statements. 5.3 Title; Priority. Upon delivery to Borrower, the Equipment will be owned by Borrower free and clear of all liens, claims and encumbrances (other than the Lien of Collateral Agent), and Collateral Agent shall have a first-priority, perfected Lien in such Equipment and the other Collateral. 5.4 Validity and Enforceability of Documents. Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and shall be enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor’s rights. 5.5 Solvency. Each of Borrower and Guarantor is solvent and able to pay its debts as such debts become due, and has capital sufficient to carry on Borrower’s or Guarantor’s respective present business transactions. Each of Borrower and Guarantor is not bankrupt or insolvent, nor has Borrower or Guarantor made an assignment for the benefit of its creditors, nor has there been a trustee or receiver appointed for the benefit of Borrower’s or Guarantor’s creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against Borrower or Guarantor, nor will Borrower or Guarantor be rendered insolvent by Borrower’s or Guarantor’s execution, delivery or performance of the Loan Documents to which it is a party or by the transactions contemplated thereunder. 5.6 Financial Statements. Complete copies of Guarantor’s audited financial statements consisting of the balance sheet of the Borrower as of the end of, and the related statements of income and retained earnings, stockholders’ equity and cash flow for, each of the fiscal years ended as at May 31, 2022 and May 31, 2021, and the unaudited financial statements for the quarter ended February 28, 2023 (the “Financial Statements”) have been filed with the Securities and Exchange Commission (the “SEC”). The Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis as at the dates and throughout the periods involved, except as otherwise expressly noted therein, including the notes thereto and (ii) fairly present in all material respects the financial condition of the Guarantor as of the

11 respective dates with respect to which they were prepared and the results of the operations, stockholders’ equity and cash flow of the Guarantor for the periods indicated, except as otherwise expressly noted therein. 5.7 No Material Adverse Change. There has been no material adverse change in the condition, financial or otherwise, or the properties or businesses of Guarantor since the date of the latest Financial Statements. Since such date, neither Borrower or Guarantor has entered into any material transaction which would have a material adverse effect whether or not disclosed in the Financial Statements or otherwise disclosed to Lender in writing, and there do not exist any circumstances or conditions that with the passage of time or giving of notice or both would result in an Event of Default under any of the Loan Documents. 5.8 Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, investigation, claims or demand pending or, to the best of Guarantor’s knowledge, after due inquiry, threatened, affecting Borrower or the Collateral, or involving the validity or enforceability, or the performance by, of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of Borrower or Guarantor. 5.9 Name and Principal Place of Business. Borrower presently uses no trade name other than its actual name. Borrower’s principal place of business is 3811 Turtle Creek Blvd, Ste. 2100, Dallas, Texas, 75219. 5.10 Financing Statements. There are no UCC financing statements in effect with respect to the Collateral other than those to be filed and/or recorded by Collateral Agent which name Borrower as debtor. The security interests in the Collateral granted to Collateral Agent, for the benefit of Lender and Collateral Agent, herein (i) constitute and will continue to constitute perfected security interests under the UCC (or other applicable law) entitled to all the rights, benefits and priorities provided by the UCC (or other applicable law) and (ii) are and will continue to be superior and prior to the rights of all third parties, to the full extent provided by law. All filing fees and other expenses in connection with filing of financing statements or continuations thereof shall be paid by Borrower, and Collateral Agent shall be reimbursed by Borrower for any such fees and expenses incurred by Collateral Agent. 5.11 Use of Loan Proceeds. The proceeds of the Loan disbursed to Borrower shall be used by Borrower solely for the purposes set forth in Section 1.1 hereof. 6. COVENANTS. 6.1 Incurrence of Additional Debt. Neither Borrower nor Guarantor shall create, incur, assume or suffer to exist any additional Debt, direct or indirect, without the prior written consent of Lender. 6.2 Liens. Neither Borrower nor Guarantor shall create or permit to exist any Lien on any of its real or personal properties (whether now owned or hereafter acquired), including without limitation, any of the Collateral, except the Permitted Liens described in clauses (a) and (c) of the definition thereof. 6.3 Transactions with Affiliates. Neither Borrower nor Guarantor shall enter into or be a party to any transaction including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate other than (i) any transaction contemplated by this Agreement or otherwise not prohibited by the terms hereof; (ii) any transaction on fair and reasonable terms no less favorable to the Borrower and its subsidiaries or Guarantor and its subsidiaries, as applicable, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person; (iii) any transactions already in effect as of the Closing Date for which Lender has received written notice thereof; (iv) any transactions disclosed in the Guarantor’s filings with the SEC; (v)

12 any customary payments made by the Borrower or Guarantor for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) and any subsequent transaction or exit fee; (vi) any reasonable and customary compensation arrangement and benefit plan for its officers and other employees entered into or maintained in the ordinary course of business; and (vii) any reasonable and customary fee paid to independent members of its board of directors (or other governing body) in the ordinary course of business. 6.4 Financial Statements; Reports. Borrower and Guarantor will from time to time furnish to Lender such information and reports, financial and otherwise, concerning Borrower and Guarantor, as Lender reasonably requires. 6.5 Affirmation of Representations and Warranties. Borrower and Guarantor each agrees that all representations and warranties of Borrower or Guarantor contained in Section 5 hereof shall remain true in all material respects at all times until the Loan is repaid in full. 6.6 Title; Authorization to File Financing Statements. Borrower shall keep its title to the Collateral, free and clear of all liens, claims and encumbrances, other than the Lien in favor of Collateral Agent. Borrower shall faithfully preserve and protect Collateral Agent’s security interest and Lien in the Collateral and shall, at its own cost and expense, cause or assist Collateral Agent to cause that security interest to be perfected and continue perfected so long as the Obligations or any portion of the Obligations is outstanding, unpaid or executory. For purposes of the perfection of Collateral Agent’s security interest in the Collateral in accordance with the requirements of this Agreement, Borrower authorizes Collateral Agent, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral, and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. 6.7 Performance of Obligations; Notice of Default. Borrower and Guarantor each shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrower shall promptly give to Lender and Collateral Agent notice of the occurrence of any Unmatured Default or of any event that could have a material adverse effect on any security for the Loan or on Borrower’s ability to perform its obligations under this Agreement or any of the other Loan Documents. 6.8 OFAC. Borrower and Guarantor shall (a) ensure that no Person that controls Borrower or Guarantor, as applicable, is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended. 6.9 Loan Expenses. Borrower agrees to pay all of the Loan Expenses. Any Loan Expenses paid by Lender or Collateral Agent shall bear interest commencing on the date demand for repayment thereof is made by Lender or Collateral Agent until repaid to Lender or Collateral Agent at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loan. Any Loan Expenses paid by Lender or Collateral Agent shall be reimbursed to Lender or Collateral Agent by Borrower regardless of whether there shall be any disbursements of the Loan.

13 6.10 Notice of Certain Matters. Borrower and Guarantor shall give notice to Lender and Collateral Agent, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following: (a) any litigation or claim affecting or relating to Borrower or Guarantor involving an amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00); whether covered by insurance or not; (b) any dispute between Borrower or Guarantor and any Governmental Agency the adverse determination of which might reasonably be expected to materially affect Borrower or Guarantor; (c) any trade name hereafter used by Borrower and any change in Borrower’s principal place of business; (d) any Unmatured Default or Event of Default; and/or (e) any material adverse change in the financial condition of Borrower or in the Collateral. 6.11 Additional Reports and Information. Borrower and Guarantor each shall deliver to Lender or Collateral Agent, concurrently with delivery to the third parties noted hereafter, copies of all reports which are available for public inspection or which Borrower is required to file with any Governmental Agency. 6.12 Further Assurances. Borrower and Guarantor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender or Collateral Agent all documents, and take all actions, reasonably required by Lender or Collateral Agent from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by the Loan Documents, including the Collateral, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder. 6.13 Amendment of Organizational Documents. (a) Neither the Certificate of Formation nor the Limited Liability Company Agreement of Borrower shall be amended, supplemented or restated, in whole or in part, without the prior, written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Borrower shall deliver to Lender a copy of any such amendment, supplementation or restatement to the Certificate of Formation or the Limited Liability Company Agreement within ten (10) calendar days after the execution of any such amendment. (b) Neither the Certificate of Incorporation nor the Bylaws of Guarantor shall be amended, supplemented or restated, in whole or in part, without the prior, written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Guarantor shall deliver to Lender a copy of any such amendment, supplementation or restatement to the Certificate of Incorporation or the Bylaws within ten (10) calendar days after the execution of any such amendment.

14 6.14 Limitations on Additional Debt; Other Prohibited Transactions. (a) Except as expressly permitted herein, neither Borrower nor Guarantor shall, without the prior written consent of Lender granted in its sole discretion, incur any Debt of any kind after the Closing Date. (b) Neither Borrower nor Guarantor shall, without the prior written consent of Lender, engage directly or indirectly in any off balance sheet, hedge or derivative transactions, including without limitation, interest rate swaps and interest rate caps except with Lender and its affiliates and subsidiaries. 7. EVENTS OF DEFAULT. The occurrence of any one or more of the following, shall constitute an “Event of Default”: (a) Failure by Borrower to make: (i) any payment of principal or interest under the this Agreement or the Loan Note when due and such failure shall continue unremedied for a period of five (5) days after such due date; (ii) any payment of fees or other amounts due under this Agreement or any other Loan Document when due and such failure shall continue unremedied for a period of five (5) days after such due date; (b) Failure by Borrower to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower contained in this Agreement or any other Loan Document and not specifically referred to elsewhere in this Section 7; provided, however, that if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the liens created by this Agreement, or any of the other Loan Documents is not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money). (c) Failure of Guarantor to perform its obligations under Section 9.22 hereof. (d) The existence of any material inaccuracy or untruth in any representation or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower or Guarantor. (e) Borrower or Guarantor or any of their respective successors or permitted assigns, shall: (i) file a voluntary petition in bankruptcy or an arrangement or reorganization under any federal or state bankruptcy, insolvency or debtor relief law or statute (hereinafter referred to as a “Bankruptcy Proceeding”); (ii) file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay his, her or its debts; (iii) fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within sixty (60) days after the filing thereof;

15 (iv) solicit or cause to be solicited petitioning creditors for any involuntary Bankruptcy Proceeding against Borrower or Guarantor; (v) be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary; (vi) have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and, with respect to an involuntary proceeding only, such trustee or receiver is not discharged or such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within sixty (60) days after the commencement thereof; (vii) make an assignment for the benefit of creditors; (viii) consent to any appointment of a receiver or trustee or liquidator of all of its property, or the major part thereof; or (ix) have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets. (f) (i) Any Loan Document ceases for any reason to be valid, binding, and in full force and effect or any Lien created by such Loan Document ceases to be enforceable and of the same effect and priority purported to be created thereby; (ii) any material provision of any Loan Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder; (iii) Borrower, Guarantor or any of their respective affiliates (or any Person by, through or on behalf of Borrower or Guarantor) contests in any manner the validity or enforceability of any provision of any Loan Document; or (iv) Borrower or Guarantor denies that it has any or further liability or obligation under any provision of any Loan Document or purports to revoke, terminate, or rescind any provision of any Loan Document. (g) The assignment or attempted assignment of this Agreement by Borrower or Guarantor without Lender’s prior written consent. (h) The occurrence of a material adverse change in the financial condition of Borrower or Guarantor. (i) The occurrence of an Event of Default under any of the other Loan Documents. (j) The Collateral shall be materially damaged or destroyed or otherwise not owned and in use by Borrower. (k) The existence of any fraud, dishonesty or bad faith by or with the acquiescence of Borrower or Guarantor which in any way relates to or affects the Loan. (l) One or more judgments or decrees shall be entered against the Borrower or Guarantor in an amount exceeding One Million and No/100 Dollars ($1,000,000.00). (m) The occurrence of a default under any other loan in excess One Million and No/100 Dollars ($1,000,000.00) under which Borrower or Guarantor is obligated.

16 8. REMEDIES. 8.1 Remedies. Upon the occurrence of any Event of Default (subject to all required cure periods hereunder), Lender, in addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of this Agreement, the Loan Note or the other Loan Documents, may declare the outstanding principal balance of the Loan, together with all accrued interest thereon and other amounts owing in connection therewith, to be immediately due and payable in full, regardless of any other specified due date, and in the event of the occurrence of an Event of Default under Section 7(e) such principal and interest shall become immediately due automatically. 8.2 Cumulative Remedies, No Waiver. Lender’s and Collateral Agent’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by Applicable Law from time to time. The exercise or direction to exercise by Lender or Collateral Agent of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender or Collateral Agent in the exercise of any other right or remedy. No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision. The consent by Lender to any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation. 9. MISCELLANEOUS. 9.1 Additional Indebtedness. If any advances or payments made by Lender or Collateral Agent pursuant to this Agreement or any other Loan Document, together with disbursements of the Loan, shall exceed the aggregate face amount of the Loan Note, all such advances and payments shall constitute additional Obligations secured by the security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid. 9.2 Additional Acts. Borrower and Guarantor shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender or Collateral Agent the evidence of and security for the Loan contemplated by this Agreement. 9.3 Loan Agreement Governs. In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions. 9.4 Additional Advances. If an Event of Default shall occur, Lender may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Loan Documents, and all other amounts advanced by Lender in connection with preserving any security for the Loan, shall constitute

17 additional advances of the Loan, shall be secured by the security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid. 9.5 Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower, Lender and Collateral Agent at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender or Collateral Agent to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender or Collateral Agent, and Lender or Collateral Agent may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender or Collateral Agent of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and Collateral Agent and directed to Borrower. 9.6 Notice. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) immediately upon transmission of electronic mail (e-mail)(return receipt requested). Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications: To Lender: B. Riley Commercial Capital, LLC 11100 Santa Monica Blvd., Ste 800 Los Angeles, CA 90025 Attn: General Counsel Telephone: (310) 966-1444 Email: legal@brileyfin.com B. Riley Securities, Inc. 299 Park Avenue, 7th Floor New York, NY 10171 Attention: General Counsel Telephone: (212) 457-9947 With copy to (which copy shall not constitute notice): Duane Morris LLP 1540 Broadway New York, NY 10036 Attn: James T. Seery Telephone: 973-424-2088 Email: jtseery@duanemorris.com To Collateral Agent: B. Riley Commercial Capital, LLC 11100 Santa Monica Blvd., Ste 800 Los Angeles, CA 90025 Attn: General Counsel Telephone: (310) 966-1444 Email: legal@brileyfin.com

18 With copy to (which copy shall not constitute notice): Duane Morris LLP 1540 Broadway New York, NY 10036 Attn: James T. Seery Telephone: 973-424-2088 Email: jtseery@duanemorris.com To Borrower and/or Sai Computing LLC/Applied Digital Corporation Guarantor: 3811 Turtle Creek Blvd Suite 2100 Dallas, TX 75219 Attn: Chief Financial Officer Telephone: (214) 427 1738 Email: david@applieddigital.com With copy to (which copy shall not constitute notice): Wick Phillips Gould & Martin, LLP 3131 McKinney Ave, Suite 500 Dallas, TX 75204 Attn: Rhys Brewer Telephone: (214) 420 4663 Email: rhys.brewer@wickphillips.com 9.7 Benefit; Assignment. The rights, powers and remedies of Lender and Collateral Agent under this Agreement shall inure to the benefit of Lender, Collateral Agent and their respective successors and assigns. The rights and obligations of Borrower and Guarantor under this Agreement may not be assigned and any purported assignment by Borrower or Guarantor shall be null and void. Lender shall have the right to sell, assign or transfer portions of its right, title and/or interest in and to this Agreement and the other Loan Documents (including the sale of participation interests therein), to other financial institutions without the consent or approval of Borrower, and Borrower agrees to cooperate in all respects with Lender in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Lender or such transferee. 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. 9.9 Expenses and Indemnity. (a) The Borrower and the Guarantor shall, jointly and severally, reimburse the Lender and Collateral Agent on demand for all documented out-of-pocket costs, expenses, and fees (including expenses and fees of Duane Morris LLP and such other special or local counsel) incurred by the Lender or Collateral Agent in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Agreement and the Loan Documents and the enforcement of the Lender’s and Collateral Agent’s rights hereunder and thereunder. (b) The Borrower and the Guarantor, jointly and severally agree to indemnify and hold harmless the Lender, Collateral Agent and each of their respective Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities, and related expenses (including the fees

19 and expenses of Duane Morris LLP, as counsel for the Indemnified Parties, or such other counsel selected by the Indemnified Parties, and such other special or local counsel selected by the Indemnified Parties), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower and Holdings) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of: (i) the execution or delivery of this Agreement and the Loan Documents or any agreement or instrument contemplated in this Agreement or the Loan Documents, the performance by the parties thereto of their respective obligations under this Agreement or the Loan Documents, or the consummation of the transactions contemplated by this Agreement or the Loan Documents; (ii) any Loan or the actual or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by the Borrower or Guarantor, or any environmental liability related to the Borrower or Guarantor in any way; or (iv) any actual or prospective claim, investigation, litigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by the Borrower or Guarantor, and regardless of whether any Indemnified Party is a party thereto; provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities, or related expenses (A) are determined by a court of competent jurisdiction in a final non-appealable order to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, or (B) arise in connection with claims solely among the Indemnified Parties. (c) Each of the Borrower and the Guarantor agrees, to the fullest extent permitted by Applicable Law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, or punitive damages (including, without limitation, any loss of profits or anticipated savings), as opposed to actual or direct damages, resulting from this Agreement or the Loan Documents or arising out of such Indemnified Party’s activities in connection herewith or therewith (whether before or after the date of this Agreement). (d) All amounts due under Section shall be payable not later than five (5) Business Days after demand is made for payment by the Lender. (e) The Borrower and the Guarantor each agrees that it will not settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification or contribution could be sought under this Section (whether or not any Indemnified Party is an actual or potential party to such claim, action, or proceeding) without the prior written consent of the applicable Indemnified Party, unless such settlement, compromise, or consent includes an unconditional release of each Indemnified Party from all liability in any way related to or arising out of such claim, action or proceeding and (ii) does not impose any actual or potential liability upon any Indemnified Party and does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of any Indemnified Party or any action or inaction by any Indemnified Party. (f) This Section 9.9 shall survive the repayment of the Loan, the termination of this Agreement and the other Loan Documents, and any foreclose under, or modification, release or discharge of, any or all of the Loan Documents.

20 9.10 Headings. The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. 9.11 No Partnership or Joint Venture. Lender and Collateral Agent, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower, Guarantor or any of their respective associates or affiliates. 9.12 Time is of the Essence. Time is of the essence of the payment of all amounts due Lender under the Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents. 9.13 Invalid Provisions. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower, Lender and Collateral Agent shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. 9.14 Acts by Lender and Collateral Agent. Notwithstanding anything herein contained to the contrary, neither Lender nor Collateral Agent will be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender or Collateral Agent will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto. 9.15 Binding Provisions. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns. 9.16 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement. This Agreement may be signed and delivered by facsimile or other electronic signatures and such signatures shall bind the parties hereto. Delivery of an executed counterpart of this Agreement by tele facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by tele facsimile or any other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement. 9.17 No Third Party Beneficiary. This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns. No other Person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties. 9.18 Publicity. Subject to compliance with Applicable Laws, Lender reserves the right to publicize the making of the Loan in any manner it deems appropriate. 9.19 Joint and Several Obligations. The obligations and liabilities of Borrower under this Agreement shall be joint and several and shall be binding upon and enforceable against Borrower and its successors and assigns. 9.20 JURISDICTION AND VENUE. BORROWER AND GUARANTOR EACH HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER OR GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT

21 SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE OR, IF LENDER OR COLLATERAL AGENT INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER OR COLLATERAL AGENT SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER AND GUARANTOR EACH HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER OR COLLATERAL AGENT IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR GUARANTOR, AS APPLICABLE, AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER AND GUARANTOR EACH WAIVES ANY CLAIM THAT NEW CASTLE COUNTY, DELAWARE OR THE US DISTRICT COURT FOR THE DISTRICT OF DELAWARE IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER OR GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY APPLICABLE LAW AFTER THE MAILING THEREOF, BORROWER OR GUARANTOR, AS APPLICABLE, SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER OR GUARANTOR, AS APPLICABLE, AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER AND GUARANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OR COLLATERAL AGENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OR COLLATERAL AGENT OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER AND GUARANTOR EACH HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION. 9.21 JURY WAIVER. BORROWER, GUARANTOR AND LENDER EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER, GUARANTOR, LENDER AND COLLATERAL AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN OR AMONG BORROWER, GUARANTOR, LENDER AND/OR COLLATERAL AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS. 10. GUARANTY. 10.1 Guaranty. (a) Guarantor hereby unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of Obligations. (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Loan Documents shall in no event exceed

22 the amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established by Section 10.2). (c) Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing the guaranty contained in this Section 10 or affecting the rights and remedies of Lender hereunder. (d) The guaranty contained in this Section 10 shall remain in full force and effect until all of the Obligations shall have been paid in full and this Agreement and the other Loan Documents have been terminated. (e) No payment made by Borrower, Guarantor, any other guarantor or any other Person or received or collected by Lender from Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by Guarantor in respect of the Obligations or any payment received or collected from Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of Guarantor hereunder until the Obligations is paid in full and the Loan Documents have been terminated. 10.2 Right of Contribution. Guarantor hereby agrees that to the extent that Guarantor shall have paid more than its proportionate share of any payment made hereunder, Guarantor shall be entitled to seek and receive contribution from and against any other guarantor which has not paid its proportionate share of such payment. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of Guarantor to Lender, and Guarantor shall remain liable to Lender for the full amount guaranteed by Guarantor hereunder. 10.3 No Subrogation. Notwithstanding any payment made by Guarantor hereunder or any set- off or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guaranty or right of offset held by Lender for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by such guarantor hereunder, until all of the Obligations has been paid in full and the Loan Documents have been terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Loan Documents have been terminated, such amount shall be held by Guarantor in trust for Lender, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Lender in the exact form received by Guarantor (duly indorsed by Guarantor, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine. 10.4 Amendments, etc. with respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith and therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time

23 held by it as security for the Obligations or for the guaranty contained in this Section 10 or any property subject thereto. Lender may, from time to time, at its sole discretion and without notice to Guarantor (or any other guarantor), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Obligations, (c) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Obligations when due, whether or not Lender shall have resorted to any property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Obligations. 10.5 Waivers. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Lender upon the guaranty contained in this Section 10 or acceptance of the guaranty contained in this Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 10, and all dealings between Borrower and any of Guarantor, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 10. Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or Guarantor with respect to the Obligations, (b) notice of the existence or creation or non-payment of all or any of the Obligations and (c) all diligence in collection or protection of or realization upon any Obligations or any security for or guaranty of any Obligations. 10.6 Payments. Guarantor hereby guaranties that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender specified herein. 11. REINSTATEMENT. If Lender or Collateral Agent repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to Lender or Collateral Agent in full or partial satisfaction of any Obligations or on account of any other obligation of Borrower or Guarantor under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because Lender or Collateral Agent elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof Lender or Collateral Agent elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all costs, expenses, and attorneys’ fees of Lender related thereto, (i) the liability of the Borrower and Guarantor with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Collateral Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Collateral Agent’s Liens shall have

24 been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Collateral Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of Borrower or Guarantor in respect of such liability or any Collateral securing such liability. [Signature page follows]

Loan and Security Agreement Signature Page IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written. BORROWER: LENDER: SAI COMPUTING LLC By: _________________________________ Name: David Rench Title: Manager B. RILEY COMMERCIAL CAPITAL, LLC By: _________________________________ Name: Title: GUARANTOR: APPLIED DIGITAL CORPORATION By: _________________________________ Name: David Rench Title: Chief Financial Officer COLLATERAL AGENT: LENDER: B. RILEY COMMERCIAL CAPITAL, LLC B. RILEY SECURITIES, INC. By: _________________________________ Name: Title: By: _________________________________ Name: Title: DocuSign Envelope ID: CEB6AE2F-06F7-455C-A858-AF97BF070517

Loan and Security Agreement Signature Page IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written. BORROWER: LENDER: SAI COMPUTING LLC B. RILEY COMMERCIAL CAPITAL, LLC By: _________________________________ Name: Title: GUARANTOR: APPLIED DIGITAL CORPORATION By: _________________________________ Name: Title: By: _________________________________ Name: Title: COLLATERAL AGENT: LENDER: B. RILEY COMMERCIAL CAPITAL, LLC B. RILEY SECURITIES, INC. By: _________________________________ Name: Title: By: _________________________________ Name: Title: DocuSign Envelope ID: DC89DBB1-1406-482E-A516-A200EC89C3D9

SCHEDULE Product Quantity Description Contents of Schedule are omitted pursuant to Regulation S-K, Item 601(a)(5).

EXHIBIT A FORM OF NOTICE OF BORROWING To: B. Riley Commercial Capital, LLC, as a Lender B. Riley Securities, Inc., as a Lender Please refer to the Loan and Security Agreement dated as of May 23, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among, inter alios, SAI Computing LLC (“Borrower”), B. Riley Commercial Capital, LLC (“BRCC”), B. Riley Securities, Inc. (“BRS”; and, BRS together with BRCC, individually and collectively, “Lender”) and BRCC, in its capacity as collateral agent (“Collateral Agent”) thereunder. Terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement. The undersigned hereby gives irrevocable notice, pursuant to Section 3.1 of the Loan and Security Agreement, of a request hereby for a borrowing as follows: (i) The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____. (ii) The aggregate amount of the proposed borrowing is $______________. (iii) The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Default or Event of Default under the Loan and Security Agreement; and (ii) each of the representations and warranties contained in the Loan and Security Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Loan and Security Agreement. (Signature page follows.)

Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______. SAI COMPUTING LLC By: __________________________ Name: Title:

EXHIBIT B-1 [FORM OF LOAN NOTE] THIS LOAN NOTE, (this “Note”) is made in Dallas, Texas as of May 23, 2023 by SAI COMPUTING, LLC , a Delaware limited liability company (“Borrower”) for the benefit of .B RILEY COMMERCIAL CAPITAL, LLC (and its successors and assigns, “Lender”), in the original principal committed amount of up to Thirty-Three Million Five Hundred Thousand and No. / 100 Dollars ($33,500,000.00)(such amount, the “BRCC Maximum Amount”), as provided herein and as provided in that certain Loan and Security Agreement dated as of even date herewith (as it may be amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Borrower, the Guarantor identified therein, the Lender, the other financial institutions identified therein as “Lender” and B. Riley Commercial Capital, LLC, as Collateral Agent. Borrower promises to pay to the order of Lender at the principal office as set forth in the Loan Agreement, on or before the Maturity Date (as defined in the Loan Agreement), the lesser of (i) the BRCC Maximum Amount, or (ii) the aggregate principal amount of all Loans made to Borrower by the Lender under and pursuant to the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement. Borrower further promises to pay interest on the unpaid principal amount of all Loans outstanding from time to time, at the rate(s) and at the time(s) set forth in the Loan Agreement. The outstanding principal amount of all Loans shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America. This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to the Maturity Date, or pursuant to which the Maturity Date may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement. Except for such notices as may be expressly required under the Loan Documents, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence. No failure to exercise, and no delay in exercising, any rights under any of the Loan Documents by the holder of this Note shall operate as a waiver of such rights. This Note shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. [Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Loan Note as of the date set forth above. SAI COMPUTING LLC By: ____________________________ Name: Title:

EXHIBIT B-2 [FORM OF LOAN NOTE] THIS LOAN NOTE, (this “Note”) is made in Dallas, Texas as of May 23, 2023 by SAI COMPUTING, LLC , a Delaware limited liability company (“Borrower”) for the benefit of .B RILEY SECURITIES, INC. (and its successors and assigns, “Lender”), in the original principal committed amount of up to Sixteen Million Five Hundred Thousand and No. / 100 Dollars ($16,500,000.00)(such amount, the “BRS Maximum Amount”), as provided herein and as provided in that certain Loan and Security Agreement dated as of even date herewith (as it may be amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Borrower, the Guarantor identified therein, the Lender, the other financial institutions identified therein as “Lender” and B. Riley Commercial Capital, LLC, as Collateral Agent. Borrower promises to pay to the order of Lender at the principal office as set forth in the Loan Agreement, on or before the Maturity Date (as defined in the Loan Agreement), the lesser of (i) the BRS Maximum Amount, or (ii) the aggregate principal amount of all Loans made to Borrower by the Lender under and pursuant to the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement. Borrower further promises to pay interest on the unpaid principal amount of all Loans outstanding from time to time, at the rate(s) and at the time(s) set forth in the Loan Agreement. The outstanding principal amount of all Loans shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America. This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to the Maturity Date, or pursuant to which the Maturity Date may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement. Except for such notices as may be expressly required under the Loan Documents, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence. No failure to exercise, and no delay in exercising, any rights under any of the Loan Documents by the holder of this Note shall operate as a waiver of such rights. This Note shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. [Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Loan Note as of the date set forth above. SAI COMPUTING LLC By: ____________________________ Name: Title:

DM3\9663100.9 EXHIBIT C Collateral Agent and Lender Terms 1. Appointment of Collateral Agent. (a) Each Lender hereby appoints B. Riley Commercial Capital, LLC (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit C) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. (b) Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lender), and is hereby authorized, to (i) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lender with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (ii) act as collateral agent for each Lender for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, and (v) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the Lender with respect to the Collateral, whether under the Loan Documents, applicable Law or otherwise; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lender for purposes of the perfection of all Liens with respect to the Collateral, and may further authorize and direct the Lender to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Exhibit C to the extent provided by Collateral Agent. (c) Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower that is communicated to or obtained by B. Riley Commercial Capital, LLC or any of its Affiliates in any capacity. 2. Binding Effect. (a) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or Lenders in accordance with the provisions of the Loan Documents, (ii)

DM3\9663100.9 any action taken by Collateral Agent in reliance upon the instructions of Lender and (iii) the exercise by Collateral Agent or Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. (b) If Collateral Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from Lenders, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of Lenders. 3. Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Borrower or Guarantor) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, Borrower and Guarantor hereby waives and shall not assert (and Borrower and Guarantor shall cause its subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Borrower or any Related Person of Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower or Guarantor, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or Guarantor or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders, provided that

DM3\9663100.9 Collateral Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower and Guarantor hereby waives and agrees not to assert (and Borrower and Guarantor shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon. 4. Collateral Agent Individually. Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, Borrower or any Affiliate of Borrower as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its Affiliates makes any Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender. 5. Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrower and the other Loan Parties and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Affiliate of Borrower that may come in to the possession of Collateral Agent or any of its Related Persons. 6. Indemnification. Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under

DM3\9663100.9 this Section 6 of this Exhibit C to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final, non- appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent. Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit C. This Section 6 of Exhibit C shall survive the termination of the Agreement. 7. Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit C. If Collateral Agent delivers any such notice, the Lenders shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Lenders that has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (d) subject to its rights under Section 2(b) of this Exhibit C, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents. Borrower agrees to negotiate in good faith with any successor Collateral Agent with respect to any collateral agent fees to be paid to such successor Collateral Agent. 8. Release of Collateral. Each Lender hereby consents to the release and hereby directs Collateral Agent to release the following: (a) any Lien held by Collateral Agent for the benefit of itself and the Lenders against (i) any Collateral that is sold or otherwise disposed of by Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), and (ii) all of the Collateral, upon (A) termination of all of the Loan Commitments, (B) payment in full in cash of all of the Obligations that Collateral Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, and (C) to the extent requested by Collateral Agent, receipt by Collateral Agent and Lenders of liability releases from Borrower and Guarantor in form and substance acceptable to Collateral Agent (the satisfaction of the conditions in this clause (ii), the “Termination Date”). 9. Recovery of Erroneous Payments.

DM3\9663100.9 Without limitation of any other provision in this Agreement, if at any time the Collateral Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, then in any such event, each Lender receiving such payment severally agrees to repay to the Collateral Agent forthwith on demand the amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such amount is received by it to but excluding the date of payment to the Collateral Agent, at the Federal Funds Rate. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any such amounts. The Collateral Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, an erroneous amount.